Exhibit 10.22

PERSONAL & CONFIDENTIAL

ELECTRONICALLY DELIVERED

Custodio Toledo

[***]

Re:	Severance Agreement and General Release (“Agreement”)

Dear Custodio,

This letter shall confirm our conversation on November 18, 2020 during which you and Allvue Systems, LLC (“Company”) have mutually agreed the decision to terminate your employment. As we discussed November 18, 2020 (“Notice Date”), the Company, although it is under no obligation to do so, has offered you severance pay in exchange for your release of all claims as described below. As we discussed, your separation from Company will be effective December 3, 2020 (“Separation Date”). It is also agreed, in conjunction with your termination, you will provide the Company written notice resigning from the Board of the Company effective December 3, 2020.

You will be paid your final wages earned through your separation date, including payment of any hours of accrued, but unused vacation pay, less statutory deductions and withholdings on Company’s next regularly scheduled pay day (the “Accrued Benefits”). As a result of your separation, if you participate in Company’s health plans your coverage will end on December 31, 2020. However, because your separation is a “qualifying event” under the federal law known as COBRA, you will have the right to elect to continue coverage under the group health plan for yourself and your dependents, who were covered under the group health plan on the date of the qualifying event, regardless of whether you sign this Agreement. You will receive a separate letter regarding COBRA continuation. The Company agrees to provide twelve (12) months of benefits at your enrolled coverage and rates for the remainder of 2020 and through to December 31, 2021. You will receive all Accrued Benefits regardless of whether you sign this Agreement or not.

As we also discussed, if you sign and return a copy of this Agreement and do not revoke this Agreement, Company will provide you with severance pay as described below. You have twenty-one (21) days after the Separation Date to consider and accept this offer. After you sign the Agreement, you may revoke this Agreement within seven (7) days of signing it (“Revocation Period”). Accordingly, since your separation Date is December 3, 2020 you must sign and return this letter by December 24, 2020, however, under no circumstances may you sign the Agreement prior to your separation date of December 3, 2020. You also are hereby advised to consult with an attorney before signing this Agreement. If you do not timely accept this Agreement without revoking this Agreement, then you will not receive these severance benefits, and the offer will expire, although you will receive all of the Accrued Benefits described in the paragraphs above regardless of whether you sign this Agreement or not.

The terms and conditions for receiving the Severance Benefits are described in further detail below.

1. Severance Benefit: Provided that you (1) sign and return this Agreement to Company on or prior to December 24, 2020, (2) do not revoke this Agreement during the Revocation Period, and (3) comply with the material terms of this Agreement, Company will pay you a severance

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payment consisting of: (i) $350,000.00, less statutory deductions and withholdings (“Severance Pay”). This payment is equivalent to one year’s salary continuance. The Severance Pay is payable over a period of twelve (12) months in accordance with the Company’s normal payroll practices, on the Company’s regularly scheduled payroll dates, and commencing with the first regularly scheduled payroll date that occurs on or after the effectiveness of the Agreement, with the first payment being equal to the number of business days between the Separation Date and the date of the first payment multiplied by the Executive’s daily base salary rate; and (ii) Executive’s pro-rated annual bonus for the Company’s 2020 fiscal year based on actual performance and payable in a lump-sum on the date when the 2020 annual bonuses are paid to the Company’s executives.

Each of the payments under (i) and (ii) of the foregoing will be reduced by applicable statutory deductions and withholdings required by law or authorized by yourself, the Executive. For the avoidance of doubt, in the event that the Agreement is not executed (and not revoked) and delivered to the Company on or during the twenty-one (21) days following the Separation Date and seven (7) day Revocation Period, the benefits described herein shall be forfeited. Furthermore, you acknowledge that you are not otherwise entitled to receive this Severance Pay from Company, which constitutes valid consideration in exchange for your release of all claims and the other obligations set for in this Agreement.

2. Compliance with Section 409A: The parties to this Agreement intend that the Agreement complies with Section 409A of the Internal Revenue Code of 1986 (the “Code”), where applicable, and this Agreement shall be interpreted in a manner consistent with that intention. A separation of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a separation of employment unless such separation qualifies as a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “separation,” “separation of employment” or like terms shall mean “separation from service.” Notwithstanding any other provisions of this Agreement to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code and not otherwise eligible for exclusion from the requirements of Section 409A, if as of the date of your separation from service from Company, (i) you are deemed to be a “specified employee” (within the meaning of Section 409A of the Code and the applicable regulations), and (ii) Company or any member of a controlled group including Company is publicly traded on an established securities market or otherwise, no payment or other distribution required to be made to you hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) solely as a result of your separation from service shall be made earlier than the first day of the seventh month following the date on which you separate from service with Company.

3. General Release: In consideration for the severance benefits expressly provided for in this Agreement, Custodio Toledo (hereinafter “you” or “your”) hereby agrees, for yourself and your heirs, successors and assigns, to hereby waive, release, acquit and forever discharge Company and all related companies, including, but not limited to, limited and general partnerships, limited liability companies, affiliates, subsidiaries, parents, divisions, joint ventures, entities, successors and assigns and their past and present owners, directors, officers, limited and general partners, members, managers, directors, shareholders, contractors, agents, attorneys, employees, heirs, successors and assigns (collectively the “Released Parties”), from all known or unknown claims, debts, liabilities, compensation, claims for profits, demands, damages, actions, causes of action, or suits of any kind or

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nature whatsoever, if any, that you have or could have, for any event, occurrence, or omission that has occurred prior to your signing this Agreement including, but not limited to, all losses, debts, liabilities, breaches, claims and causes of action based on breach of contract, wrongful separation, public policy, accounting, misrepresentation, fraud, property damage, personal injury, infliction of emotional distress, defamation, privacy, disclosure of trade secrets and proprietary information, conflicts of interest, tortious interference, breach of fiduciary duties, demands, costs, loss of services, expenses, compensation, contribution, attorneys’ fees, and all compensatory, consequential, liquidated, special and punitive damages. You understand that this means that you are releasing the Released Parties, and may not bring claims against them under, inter alia, the Employee Retirement Income Security Act; Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 and 1983 of the Civil Rights Act of 1866; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Equal Pay Act, as amended; the Age Discrimination in Employment Act (“ADEA”); the Older Workers Benefit Protection Act (“OWBPA”); the Worker Adjustment Retraining and Notification Act; the Immigration Reform and Control Act, as amended; the Americans with Disabilities Act, as amended, and Sections 503 and 504 of the Rehabilitation Act of 1973; the Family and Medical Leave Act; the Consolidated Omnibus Reconciliation Act, as amended; the Occupational Safety and Health Act; the Fair Credit Reporting Act; the Florida Civil Rights Act; any foreign, federal, state and/or local whistleblower statute, regulation, ordinance or law, including the Florida Whistleblower Act of 1986 and 1991; whistleblower claims under the Florida Workers’ Compensation law; any foreign, federal, state and/or local law, statute, regulation or ordinance prohibiting discrimination, retaliation and/or harassment or governing wage or commission payment claims; all amendments to such laws; and any other law prohibiting discrimination, harassment and/or retaliation based on the exercise of your rights under any law providing whistleblower protection, providing workers’ compensation benefits, providing or protecting employee benefits and pension plans, regarding payment of wages or other compensation, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer’s right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, concerning government contracts and compliance with same, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, or relating to salary, commission, compensation, benefits, and other matters.

However, this general waiver and release of claims excludes, and you do not waive, release, or discharge: (1) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”), Department of Labor (“DOL”), National Labor Relations Board (“NLRB”), or other similar federal or state administrative agencies, although you waive any right to monetary relief related to any filed charge or administrative complaint; (2) any claims which cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation; (3) indemnification rights you have against Company; (4) any right to file an unfair labor practice charge under the National Labor Relations Act; and (5) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

By signing below, you acknowledge and agree that you have been paid for all salary, wages, and compensation earned through the Separation Date, and that you are not entitled to receive, and shall not claim from Company, any compensation, payments or benefits except for those payments and benefits that are expressly set forth in this Agreement.

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4. Specific ADEA Release: As a part of this Agreement, you expressly agree to the release of any rights or claims arising out of the ADEA (29 U.S.C. § 621, et seq.) as amended, including the OWBPA, and their implementing regulations, and in connection with such waiver: (1) you have read this Agreement in its entirety and understand all of its terms; (2) you are hereby advised to consult with an attorney prior to signing this Agreement; (3) you knowingly, freely, and voluntarily assent to all of this Agreement’s terms and conditions including, without limitation, the waiver, release and covenants contained in it; (4) you shall have a period of twenty one (21) days from the date of receipt of this Agreement in which to consider the terms of this Agreement; and (5) you may revoke this Agreement at any time during the first seven (7) days under the ADEA following your execution of the Agreement. This Agreement shall not be effective or enforceable until the seven (7) day period has expired. As between you and the Released Parties, this Agreement does not constitute a waiver of any claim under the ADEA that may arise after the date of the execution of this Agreement.

You understand that, by releasing all of your legally waivable claims, known or unknown, against the Released Parties, you are releasing all of your rights to bring any claims against any of them based on any actions, decisions or events occurring through the date of you sign this Agreement including the terms and conditions of your employment and the separation of your employment.

5. Continuing Obligations: This Agreement is expressly conditioned upon your full and continued compliance with all terms of any confidentiality agreement to which you are bound as well as any restrictive covenants, if any, and your return of any Company property. You are to immediately return all Company property that has been provided to you or that is in your possession to include, but not be limited to, your employee identification badge, office keys, smart phone, tablet, corporate credit card and laptop computer. Nothing in this Agreement releases you from these obligations to Company. Company will avail itself of its full legal remedies if you violate your on-going obligations to Company. From time to time over the next 12 months the Company may request your assistance in answering questions or providing information to assist in business related matters. The Company will provide reasonable notice for such requests at a mutually agreed time and duration.

6. Non-Disclosure: Following separation under this Agreement, you shall not, directly or indirectly, without the prior written consent of Company, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance of your duties as an employee of Company, disclose or use for the benefit of yourself or any other person, corporation, partnership, joint venture, association, or other business organization, any of the trade secrets or confidential information of Company. If you are legally required to disclose any confidential information or trade secrets, you will notify Company prior to doing so by providing Company with written notice ten (10) business days in advance of the intended or compelled disclosure. (If disclosure is required sooner than ten (10) days, you must provide Company with notice immediately upon learning that disclosure is sought and before disclosure is required or compelled.)

For the purpose of this Agreement, “Confidential Information” shall include any information (whether or not in written or electronic form and whether or not expressly designated as confidential) relating to Company or any of its Affiliates or relating directly or indirectly to the business,

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operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, suppliers, personnel, consultants or plans (and any of the foregoing items that are or may be in development or for which there is an internal roadmap) of Company (and including any such information consisting of or otherwise relating to trade secrets, license or sublicense arrangements, pricing lists, marketing or sales techniques or plans, financial information, projections or lists of customers or suppliers and including any prospective relationships with any of the foregoing).

7. Notice of Immunity Under the Defend Trade Secrets Act of 2016 (“DTSA”): Notwithstanding any other provision of this Agreement: You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If you file a lawsuit for retaliation by Company for reporting a suspected violation of law, you may disclose Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (1) file any document containing the trade secret under seal; and (2) do not disclose the trade secret, except pursuant to court order.

8. Permitted Disclosures: Nothing in this Agreement prohibits or restricts you (or your attorney) from filing a charge or complaint with the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency or self-regulatory authority. You further understand that this Agreement does not limit your ability to communicate with any securities regulatory agency or authority or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority without notice to Company. This Agreement does not limit your right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

9. Confidentiality: You understand and agree that this Agreement and all of its terms are entirely confidential and that you shall not disclose, reveal, discuss, publish, or in any way communicate any of the terms, amount or fact of this Agreement to any other person or entity, including especially the amount of the severance payment. As an exception to this provision, you may disclose information relating to this Agreement only as necessary (1) to your immediate family members and professional representatives (including attorneys, accountants and/or tax advisors), who shall be informed of and bound by this confidentiality clause; (2) to the extent necessary to enforce or challenge the terms of this Agreement; or (3) in connection with any charge or complaint filed by you with the EEOC, NLRB, DOL, SEC, FINRA or any similar federal, state, or local department or agency. You shall promptly provide written notice of any such order to an authorized officer of Company.

10. Non-Disparagement: You further agree that you will not, except as required by law, engage in any conduct or make any statement which is in any way critical of, or disparaging to, or otherwise derogatory about Company or any of its services, business affairs or financial condition, or any of Company’s directors, officers, employees, agents or representatives. You understand and agree

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that your commitment not to defame, disparage, or impugn Company’s reputation constitutes a willing and voluntary waiver of your rights under the First Amendment of the United States Constitution and other laws. However, these non-disparagement obligations, do not limit your ability to truthfully communicate with the EEOC, DOL, NLRB, SEC, FINRA and comparable state or local agencies or departments whether such communication is initiated by you or in response to the government.

11. Rehire: You hereby agree not to seek employment with Company for twelve (12) months following the Separation Date. You also agree that Company shall have no obligation to consider you for rehire. If you are rehired by Company prior to your severance running out, you understand that Company will stop paying any remaining Severance Pay to you, but you agree that the agreement to provide Severance Pay and any amounts already provided to you shall constitute adequate consideration for this Agreement.

12. Binding Upon Successors: This Agreement shall be binding upon and inure to the benefit of the parties’ respective representatives, heirs, executors, administrators, successors, and assigns. You further represent and warrant that you are the sole and lawful owner of all rights, title, and interest in and to all released claims as herein contained and that you have not assigned or transferred any interest in or to any such claim to any other person or entity.

13. Entire Agreement: This Agreement is the entire agreement between you and Company relating to the subject matter of this Agreement, and fully supersedes any and all prior agreements and understandings, both written and oral, between any of the parties. You acknowledge that no one has made any representations or promises to you, other than those contained in, referred to, or incorporated in this Agreement, and that you are not relying on any representations or promises not set forth herein in executing this Agreement. This Agreement and this provision, however, do not alter, waive, or release you from any on-going, post-employment obligations to Company as set forth in any restrictive covenant provisions between you and Company.

14. Modification: No amendment, change, or modification of this Agreement, or waiver of any provision of this Agreement, shall be valid unless it is in writing, signed by you and Company or by your or its respective successors and/or assigns. You agree not to make any claim at any time or place that this Agreement has been orally modified in any respect whatsoever.

15. Voluntary Assent: You understand that you may be waiving significant legal rights by signing this Agreement, and you represent and agree that you have entered into this Agreement freely and voluntarily, without any coercion or duress, and with a full understanding of and in agreement with all of its terms after having carefully read this entire Agreement.

16. Execution of Agreement: You acknowledge and agree that in deciding to execute this Agreement: you relied entirely on your own judgment and that of any legal counsel; no facts, evidence, event or transaction currently unknown to you, but which may hereinafter become known, shall affect in any way or manner the final, unconditional nature of this Agreement; the execution of this Agreement is a completely knowing and voluntary act; you understand the terms of this Agreement; you have been advised to consult with legal counsel and have been provided with time to consult with legal counsel prior to the execution of this Agreement; all promises made to you in connection with this Agreement or as inducement to sign same expressly are set forth in full in the other Sections of this Agreement.

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17. Severability. If any provision or part of a provision of this Agreement (except any provision or part of a provision contained in Sections 1 and 3 of this Agreement) shall be determined to be void or unenforceable by a court of law, administrative agency or tribunal of competent jurisdiction, the remainder of the Agreement shall remain valid and enforceable by any party, and all other valid provisions of the Agreement shall survive and continue to bind the parties. If, however, any provision or part of a provision contained in Sections 1 and/or 3 of this Agreement shall be determined to be void or unenforceable by a court of law, administrative agency or tribunal of competent jurisdiction, the entire Agreement shall be unenforceable, as each party recognizes and acknowledges that the duties, rights and obligations set forth in Sections 1 and 3 of this Agreement are essential to the Agreement.

18. Jury Trial Waiver, Venue, Choice of Law: ALL ISSUES, MATTERS AND DISPUTES BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE TRIED BY A JUDGE IN A NON-JURY TRIAL. You understand and agree that this Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the conflict of laws principles of Florida law. The parties expressly consent to the exclusive jurisdiction and venue of any state Court of competent jurisdiction in Miami-Dade County, Florida, or the United States District Court for the Southern District of Florida. The parties expressly waive any claims or defenses of forum non conveniens to jurisdiction and venue in any state Court of competent jurisdiction in Miami-Dade County, Florida, or the United States District Court for the Southern District of Florida.

Sincerely,

Joseph Plavetic

Chief Human Resource Officer

Allvue Systems, LLC

YOU ACKNOWLEDGE AND AGREE THAT THE YOU HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT. YOU FURTHER ACKNOWLEDGE THAT YOUR SIGNATURE BELOW IS AN AGREEMENT TO RELEASE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

SIGNED IN AGREEMENT:		WITNESS:

/s/ Custodio Toledo		/s/ Ana Paula Toledo

Print Name:	Custodio Toledo	Print Name:	Ana Paula Toledo

Dated:	12/03/2020

cc: Human Resources

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